UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019

SUTRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38662	47-0926186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Utah Avenue, Suite 150, South San Francisco, California, 94080 (Address of principal executive offices) (Zip Code)

(650) 392-8412

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 7, 2019, V. Bryan Lawlis notified Sutro Biopharma, Inc. (the “Company”) of his decision to resign from the Company’s Board of Directors, the Audit Committee, the Nominating and Governance Committee and any other committee of which he may be a member, effective June 12, 2019. In connection with Dr. Lawlis’s resignation, the Board appointed Joseph Lobacki as a member of the Audit Committee, effective June 12, 2019. Dr. Lawlis’s decision was not the result of any disagreement with the Company.

Item 5.07.Submission of Matters to a Vote of Security Holders.

On June 7, 2019, Sutro Biopharma, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders and the following proposals were adopted:

1.

Election of two Class I directors, Michael Dybbs, Ph.D. and John G. Freund, M.D., each to serve a three-year term, which will expire at the 2022 Annual Meeting of Stockholders and until such time as their respective successors have been duly elected and qualified or until their earlier resignation or removal:

Nominees	Shares For	Shares Withheld	Shares Abstaining	Broker Non-Votes
Michael Dybbs, Ph.D.	13,502,283	66,506	-	1,166,022
John G. Freund, M.D.	10,835,997	2,732,792	-	1,166,022

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
14,733,314	1,497	-	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sutro Biopharma, Inc.

Date: June 10, 2019	By:	/s/ Edward Albini
Edward Albini
Chief Financial Officer